Exhibit 99.2

Q3 2009 Highlights October 26, 2009

Delivering What We Said We Would Do GOAL: To Emerge From Downturn in a Position Strength New product traction in all businesses Aligned to customers technology roadmaps Winning business – best order quarter in our history Excellent customer connectivity and relationships Generated cash through the down cycle A solid balance sheet Achieved $80M breakeven level Q3’09 Simplify organizational structure and lower company breakeven point Executed factory consolidation ahead of plan Increase variable cost percentage for better performance through cycles

Third Quarter 2009 Highlights: Exceeded Guidance in all Areas Revenue was $98.9 million, down 15% compared to $115.7 million in Q3’08. Revenue increased 37% sequentially Bookings were $225.6 million, a record level for the company; Sept 30 backlog $286.5M Net income was $1.3 million, or $0.04 per share, compared to net loss of ($2.4) million, or ($0.08) per share, last year Veeco’s earnings per share, excluding certain items, was $0.16 compared to earnings per share of $0.19 last year All three businesses return to profitability Q3‘09 operating spending declined 19% versus Q3‘08 Q3‘09 gross margins were 41.4%, ahead of guidance Cash balance increased $12 million to $109.4 million, resulting in a positive net debt/cash balance

Q3 2009 Financial Highlights $0.19 ($0.15) $0.16 EPS (Loss) (Non-GAAP)** $10.4 ($6.4) $8.9 EBITA (Loss)** $0.1 ($12.6) $3.5 Operating Income (Loss) 40.6% 33.9% 41.4% Gross Margin* $115.7 $72.0 $98.9 Revenues $90.2 $98.7 $225.6 Orders Q3’08 Q2’09 Q3’09 ($M except EPS) *Excludes certain charges **See reconciliation to GAAP at end of presentation Significant sequential improvement $80M breakeven model achieved

Q3 2009 Segment Performance EBITA* Revenue Bookings $10.4 $8.9 -15% $115.7 $98.9 +150% $90.2 $225.6 Veeco Total 29.2 17.2 $179.2 Q3 ‘09 32.0 32.4 $25.8 Q3 ‘08 -8% -47% +595% (2.7) 0.4 1.6 $9.6 Q3 ‘09 (2.6) Unallocated Corporate 0.3 -23% 31.5 24.2 Metrology 7.0 -50% 43.3 21.7 Data Storage $5.7 30% $40.9 $53.0 LED & Solar Q3 ‘08 Q3 ‘08 Q3 ‘09 $M *See reconciliation to GAAP at end of presentation

Record Q3'09 Bookings

Q3'09 bookings $225.6M, up 129% sequentially

- LED & Solar:
  - Record orders $179.2M – included multi-unit MOCVD orders from key LED manufacturers in Korea, China, Taiwan and U.S.
  - Manufacturers ramp production for TV, laptop backlighting and general illumination applications
  - $15M order for FastFlex CIGS deposition tools
  - Multi-million dollar repeat order for CIGS components
- Data Storage:
  - Orders still weak at $17.2M
- Metrology:
  - Orders $29.2M, up 27% sequentially due to new product traction and modest improvement in scientific research and industrial spending

6 ©2009 Veeco Instruments Inc Q309 Financial highlights

Veeco

LED & Solar Grows As Percentage of Veeco – Q3 Results LED & Solar Process Equipment Data Storage Process Equipment LED & Solar Process Equipment Data Storage Process Equipment (54%) (24%) (80%) (7%) (13%) Q3 Revenues ($M) $99 Million Q3 Bookings ($M) ~$226 Million Metrology Metrology (22%) $29 $179 $17 $22 $53 $24

LED & Solar Grows As Percentage of Veeco – 9 Month Results LED & Solar Process Equipment Data Storage Process Equipment LED & Solar Process Equipment Data Storage Process Equipment (46%) (30%) (70%) (12%) (18%) 9 Month Revenues ($M) $234 Million 9 Month Bookings ($M) $377 Million Metrology Metrology (24%) $69 $264 $44 $56 $107 $71

Q4 2009 and Full Year Guidance Revenues $120-130 million GAAP EPS $0.25 to $0.35 per share Non-GAAP EPS $0.29 to $0.35 (utilizing 35% tax rate) [Note: Share Count 33.5M Diluted] Order Outlook Currently forecast positive book-to-bill in Q409 Full Year ‘09 Outlook Revenue between $353 – $363 Million

Favorable Business Outlook Heading into 2010 Backlog at end of September $287M, $239M in LED & Solar Continue to experience positive business trends in MOCVD High level of demand for K465 MOCVD systems due to industry-leading productivity Executing our manufacturing ramp up to satisfy customer demand Challenging to predict quarterly bookings trends – clear that MOCVD quoting activity remains well above historic levels Believe this is the beginning of a multi-year MOCVD investment cycle Strong interest in thermal deposition systems for CIGS solar cell manufacturing Overall business conditions in Data Storage and Metrology appear to be improving from trough levels and we remain well aligned with customers’ technology roadmaps

Restructuring Activities & Top Line Recovery Drive Significant EBITA Improvement 13-15% $38-$40M** 43-44% $120-130M Q4’09 Forecast (9%) $33M 34% $72M Q2 ‘09A 9% (15%) 8% EBITA%* $35M $33M $38M Operating Spending 41% 35% 40% GM $99M $63M $110M Revenue Q3 ’09A Q1 ‘09A Q4 ‘08A *See reconciliation tables **Normalized Veeco Operating Spending Forecast at $120M-$130M Revs = $37-$38M. Unusual items impact Q409. Achieving Target Model

2009 Restructuring and Top Line Recovery Impact All Key Metrics


Total Sales ($M)
140.0
120.0
100.0
80.0
60.0
40.0
20.0
-
Q1'08
Q2'08
Q3'08
Q4'08
Q1'09
Q2'09
Q3'09
Q4'09F


Gross Margin %
50.0%
45.0%
40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
Q1'08
Q2'08
Q3'08
Q4'08
Q1'09
Q2'09
Q3'09
Q4'09F


EBITA %
20.0%
15.0%
10.0%
5.0%
0.0%
-5.0%
-10.0%
-15.0%
-20.0%
Q1'08
Q2'08
Q3'08
Q4'08
Q1'09
Q2'09
Q3'09
Q4'09F


OPEX %
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
Q1'08
Q2'08
Q3'08
Q4'08
Q1'09
Q2'09
Q3'09
Q4'09F

12 ©2009 Veeco Instruments Inc Q309 Financial highlights

$198.1 $100.5 $409.8 $59.3 $154.5 $109.4 09/30/2009 12/31/2008 06/30/2009 $225.8 $190.8 Shareholder’s Equity $98.5 $99.8 Long-Term Debt (including current portion) $429.5 $371.0 Total Assets $64.4 $60.5 Fixed Assets, Net $168.5 $143.0 Working Capital $103.8 $97.5 Cash Equivalents Veeco Balance Sheet (in millions)

Back-up and Reconciliation Data

Income Statement (in Thousands, except for share data) (unaudited) 2009 2008 2009 2008 Net sales $98,913 $115,709 $233,782 $332,465 Cost of sales 58,005 69,626 148,108 196,026 Gross profit 40,908 46,083 85,674 136,439 Operating expenses: Selling, general and administrative expense 21,042 23,589 59,471 70,528 Research and development expense 13,721 15,302 39,770 45,173 Amortization expense 1,777 3,148 5,437 7,530 Restructuring expense 1,192 4,120 7,567 6,995 Asset impairment charge - - 304 285 Other (income) expense, net (312) (213) 1,097 (591) Total operating expenses 37,420 45,946 113,646 129,920 Operating income (loss) 3,488 137 (27,972) 6,519 Interest expense, net 1,656 1,792 5,063 5,097 Income (loss) before income taxes 1,832 (1,655) (33,035) 1,422 Income tax provision 562 812 1,342 2,860 Net income (loss) including noncontrolling interest 1,270 (2,467) (34,377) (1,438) Net loss attributable to noncontrolling interest - (54) (65) (200) Net income (loss) attributable to Veeco $1,270 ($2,413) ($34,312) ($1,238) Income (loss) per common share: Net income (loss) attributable to Veeco $0.04 ($0.08) ($1.09) ($0.04) Diluted net income (loss) attributable to Veeco $0.04 ($0.08) ($1.09) ($0.04) Weighted average shares outstanding 31,608 31,458 31,540 31,293 Diluted weighted average shares outstanding 32,375 31,458 31,540 31,293 September 30, Three months ended Nine months ended September 30,

Balance Sheet (In thousands) September 30, December 31, 2009 2008 ASSETS (Unaudited) Current assets: Cash and cash equivalents 109,441 $ 103,799 $ Accounts receivable, net 64,260 59,659 Inventories, net 74,999 94,930 Prepaid expenses and other current assets 8,059 6,425 Deferred income taxes 2,226 2,185 Total current assets 258,985 266,998 Property, plant and equipment, net 59,294 64,372 Goodwill 59,422 59,160 Other assets, net 32,124 39,011 Total assets 409,825 $ 429,541 $ LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities: Accounts payable 28,521 $ 29,610 $ Accrued expenses 73,445 66,964 Deferred profit 2,337 1,346 Current portion of long-term debt 208 196 Income taxes payable 23 354 Total current liabilities 104,534 98,470 Deferred income taxes 5,233 4,540 Long-term debt 100,286 98,330 Other non-current liabilities 1,652 2,391 Total non-current liabilities 107,171 105,261 Shareholders' equity attributable to Veeco 198,120 225,026 Noncontrolling interest - 784 Total shareholders' equity 198,120 225,810 Total liabilities and shareholders' equity 409,825 $ 429,541 $

Reconciliation (In thousands, except share data)

(Unaudited)	Three months ended September 30, 2009	Three months ended September 30, 2008	Nine months ended September 30, 2009	Nine months ended September 30, 2008
Operating income (loss)	$3,488	$137	($27,972)	$6,519
Adjustments:				
Amortization expense	1,777	3,148	5,437	7,530
Equity-based compensation expense	2,400	2,048	5,953	5,671
Restructuring expense	1,192 (1)	4,120 (2)	7,567 (1)	6,995 (2)
Asset impairment charge	-	-	304 (3)	285 (4)
Purchase accounting adjustment	-	927 (5)	-	927 (5)
Inventory write-off	-	-	1,526 (6)	-
Earnings (loss) before interest, income taxes and amortization excluding certain items ("EBITA")	8,857	10,380	(7,185)	27,927
Interest expense, net	1,656	1,792	5,063	5,097
Adjustment to add back non-cash portion of interest expense	(714) (7)	(740) (7)	(2,114) (7)	(2,184) (7)
Earnings (loss) excluding certain items before income taxes	7,915	9,328	(10,134)	25,014
Income tax provision (benefit) at 35%	2,770	3,265	(3,547)	8,755
Earnings (loss) excluding certain items	5,145	6,063	(6,587)	16,259
Loss attributable to noncontrolling interest, net of income tax benefit at 35%	-	(35)	(42)	(130)
Earnings (loss) excluding certain items attributable to Veeco	$5,145	$6,098	($6,545)	$16,389
Earnings (loss) excluding certain items per diluted share attributable to Veeco	$0.16	$0.19	($0.21)	$0.52
Diluted weighted average shares outstanding	32,375	31,598	31,540	31,498

(1) During the nine months ended September 30, 2009, the Company recorded a restructuring charge of $7.6 million, which consisted principally of $6.3 million of personnel severance costs, $0.9 million of lease-related charges and $0.4 million of moving and consolidation costs associated with vacating two facilities in our Data Storage Process Equipment segment.

(2) During the nine months ended September 30, 2008, the Company recorded restructuring charges of $7.0 million, consisting primarily of $3.7 million associated with the mutually agreed upon termination of the employment agreement of the Company's former CEO, $0.5 million for severance costs and $2.8 million for lease-related charges principally associated with the consolidation and relocation of our Corporate headquarters.

(3) During the nine months ended September 30, 2009, the Company recorded a $0.3 million asset impairment charge in our Data Storage Process Equipment segment for assets no longer being utilized.

(4) During the nine months ended September 30, 2008, the Company recorded a $0.3 million asset impairment charge related to fixed asset write-offs associated with the consolidation and relocation of our Corporate headquarters.

(5) During the nine months ended September 30, 2008, the Company recorded $0.9 million in cost of sales related to the acquisition of Mill Lane Engineering. This charge was the result of purchase accounting, which requires adjustments to capitalize inventory at fair value.

(6) During the nine months ended September 30, 2009, the Company recorded a $1.5 million inventory write-off in our Data Storage Process Equipment segment associated with the discontinuance of certain products. This charge was included in cost of sales in the GAAP income statement.

(7) Adjustment to exclude non-cash interest expense on convertible subordinated notes.

NOTE - The above reconciliation is intended to present Veeco's operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information.

Veeco

17 ©2009 Veeco Instruments Inc Q309 Financial highlights

Segment Bookings, Revenue & Reconciliation (in thousands)

(Unaudited)	Three months ended September 30, 2009	Three months ended September 30, 2008	Nine months ended September 30, 2009	Nine months ended September 30, 2008
LED & Solar Process Equipment				
Bookings	$ 179,229	$ 25,775	$ 264,092	$ 116,513
Revenues	$ 52,966	$ 40,983	$ 107,050	$ 128,205
Operating income	$ 8,357	$ 2,970	$ 1,321	$ 18,840
Amortization expense	792	1,587	2,341	3,040
Equity-based compensation expense	245	146	619	323
Restructuring expense	200	-	1,129	-
Purchase accounting adjustment	-	927	-	927
EBITA **	$ 9,594	$ 5,630	$ 5,410	$ 23,130
Data Storage Process Equipment				
Bookings	$ 17,243	$ 32,359	$ 44,379	$ 124,685
Revenues	$ 21,721	$ 43,256	$ 56,219	$ 104,096
Operating income (loss)	$ 565	$ 5,788	$ (8,133)	$ 7,466
Amortization expense	405	952	1,213	2,856
Equity-based compensation expense	303	304	892	693
Restructuring expense	225	-	3,055	124
Inventory write-off	-	-	1,526	-
Asset impairment charge	-	-	304	-
EBITA (Loss) **	$ 1,498	$ 7,044	$ (1,143)	$ 11,139
Metrology				
Bookings	$ 29,165	$ 32,031	$ 68,886	$ 94,738
Revenues	$ 24,226	$ 31,470	$ 70,513	$ 100,164
Operating loss	$ (800)	$ (886)	$ (10,615)	$ (1,304)
Amortization expense	507	495	1,662	1,295
Equity-based compensation expense	290	251	847	597
Restructuring expense	411	437	2,797	627
EBITA (Loss) **	$ 408	$ 297	$ (5,309)	$ 1,215
Unallocated Corporate				
Operating loss	$ (4,634)	$ (7,735)	$ (10,545)	$ (18,483)
Amortization expense	73	114	221	339
Equity-based compensation expense	1,562	1,347	3,595	4,058
Restructuring expense	356	3,683	586	6,244
Asset impairment charge	-	-	-	285
Loss **	$ (2,643)	$ (2,591)	$ (6,143)	$ (7,557)
Total				
Bookings	$ 225,637	$ 90,165	$ 377,357	$ 335,936
Revenues	$ 98,913	$ 115,709	$ 233,782	$ 332,465
Operating income (loss)	$ 3,488	$ 137	$ (27,972)	$ 6,519
Amortization expense	1,777	3,148	5,437	7,530
Equity-based compensation expense	2,400	2,048	5,953	5,671
Restructuring expense	1,192	4,120	7,567	6,995
Purchase accounting adjustment	-	927	-	927
Inventory write-off	-	-	1,526	-
Asset impairment charge	-	-	304	285
EBITA (Loss) **	$ 8,857	$ 10,380	$ (7,185)	$ 27,927

**Refers to footnotes on "Reconciliation of operating income (loss) to earnings (loss) excluding certain items" for further details.

Veeco

18 ©2009 Veeco Instruments Inc Q309 Financial highlights

Reconciliation of Operating Income to Income Excluding Certain Items (in thousands, except per share data) (Unaudited) NOTE - The above reconciliation is intended to present Veeco's operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on earnings before interest, income taxes and amortization excluding certain items ("EBITA"), which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information. LOW HIGH Operating income $10,900 $14,200 Adjustments: Amortization expense 1,900 1,900 Restructuring expense 300 (1) 300 (1) Equity-based compensation expense 2,900 2,900 Income before interest, income taxes and amortization excluding certain items ("EBITA") 16,000 19,300 Interest expense, net 1,800 1,800 Adjustment to add back non-cash portion of interest expense (800) (2) (800) (2) Income excluding certain items before income taxes 15,000 18,300 Income tax expense at 35% 5,250 6,405 Income excluding certain items $9,750 $11,895 Income per diluted share excluding certain items $0.29 $0.35 Diluted weighted average shares outstanding 33,500 33,500 (2) Adjustment to exclude non-cash interest expense on convertible subordinated notes. Guidance for the three months ended December 31, 2009 (1) During the fourth quarter of 2009, the Company expects to record a restructuring charge of approximately $0.3 million.